UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 10, 2007
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

502 South Rosa Road,Madison, Wisconsin	53719

(Address of Principal Executive Offices)	(Zip Code)
(608) 273-8933
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 10, 2007, Third Wave Technologies, Inc. (“Third Wave”) entered into a facility agreement (the “Facility Agreement”) with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (the “Lenders”). The Facility Agreement provides that Third Wave may borrow up to an aggregate of $25,000,000 for a term of five years from the Lenders. Pursuant to the Facility Agreement, amounts borrowed by Third Wave will bear interest at the rate of 7.75 percent per annum, and a 2 percent per annum non-usage fee will also be assessed on any undrawn amount. For the term of the Facility Agreement, Third Wave may not incur indebtedness other than certain Permitted Indebtedness, as such term is defined in the Facility Agreement.
In connection with entering into the Facility Agreement, on December 10, 2007, Third Wave issued five-year warrants to purchase a total of 1.815 million shares of Third Wave common stock at $8.36 per share (the “Warrants”) to the Lenders. The Warrants will be placed pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Warrants will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.
In connection with the closing under the Facility Agreement, Third Wave will pay aggregate fees equal to two percent of the aggregate funds available to Third Wave under the Facility Agreement to the placement agent used by Third Wave in connection with the transaction. In addition, Third Wave will pay to such placement agent an additional $156,000 at the time the Warrants are exercised or redeemed.
Pursuant to a registration rights agreement dated December 10, 2007 by and between Third Wave and the Lenders entered into in connection with the closing under the Facility Agreement (the “Registration Rights Agreement”), Third Wave has agreed to file with the Securities and Exchange Commission a registration statement for resale of the shares of common stock issuable upon exercise of the Warrants within 30 days of the closing of the transaction.
A copy of the Facility Agreement, the Warrants and the Registration Rights Agreement are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are hereby incorporated by reference herein. In connection with entering into the Facility Agreement, Third Wave also entered into a First Amendment to Convertible Senior Subordinated Zero-Coupon Promissory Note (the “Stark Note Amendment”) with Stark Onshore Master Holding LLC (“Stark”) pursuant to which certain amendments to the Convertible Senior Subordinated Zero-Coupon Promissory Note issued to Stark in December 2006 were made to conform certain terms thereof with those contained in the Facility Agreement. A copy of the Stark Note Amendment is filed with this report as Exhibit 10.5 and is hereby incorporated by reference herein The foregoing descriptions of the Facility Agreement, the Warrants, the Registration Rights Agreement and the Stark Note Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.
A copy of the news release issued by Third Wave announcing entry into the Facility Agreement is attached as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.
10.1	Facility Agreement, dated as of December 10, 2007, between Third Wave Technologies, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.

10.2	Warrant to Purchase Common Stock of Third Wave Technologies, Inc. issued on December 10, 2007 to Deerfield Private Design Fund, L.P.

10.3	Warrant to Purchase Common Stock of Third Wave Technologies, Inc. issued on December 10, 2007 to Deerfield Private Design International, L.P.

10.4	Registration Rights Agreement, dated as of December 10, 2007, between Third Wave Technologies, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.

10.5	First Amendment to Convertible Senior Subordinated Zero-Coupon Promissory Note, dated as of December 10, 2007, between Third Wave Technologies, Inc. and Stark Onshore Master Holding LLC

99.1	News Release of Third Wave Technologies, Inc. dated December 10, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.

Date: December 12, 2007	By:	/s/ Cindy S. Ahn

	Name:	Cindy S. Ahn
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Facility Agreement, dated as of December 10, 2007, between Third Wave Technologies, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.

10.2	Warrant to Purchase Common Stock of Third Wave Technologies, Inc. issued on December 10, 2007 to Deerfield Private Design Fund, L.P.

10.3	Warrant to Purchase Common Stock of Third Wave Technologies, Inc. issued on December 10, 2007 to Deerfield Private Design International, L.P.

10.4	Registration Rights Agreement, dated as of December 10, 2007, between Third Wave Technologies, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.

10.5	First Amendment to Convertible Senior Subordinated Zero-Coupon Promissory Note, dated as of December 10, 2007, between Third Wave Technologies, Inc. and Stark Onshore Master Holding LLC

99.1	News Release of Third Wave Technologies, Inc. dated December 10, 2007